UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
September 5, 2024
Date of Report (date of earliest event reported)

IRIDEX CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-27598	77-0210467
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
1212 Terra Bella Avenue Mountain View, California 94043
(Address of principal executive offices, including zip code)

(650) 940-4700
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol	Name of Exchange on Which Registered
Common Stock, par value $0.01 per share	IRIX	Nasdaq Capital Market

Item 8.01 Other Events

On September 5, 2024, IRIDEX Corporation (the “Company”) filed a resale registration statement on Form S-3 with the Securities and Exchange Commission (the “Registration Statement”). The filing of the Registration Statement was required by the contractual obligations agreed to by the Company under the Securities Purchase Agreement, dated August 4, 2024 (the “Purchase Agreement”), by and between the Company and Lind Global Asset Management IX LLC (“Lind”). As stated on the first page of the Registration Statement, the total number of shares included within the Registration Statement represents (i) the maximum number of shares of common stock that may become issuable upon the conversion of a senior convertible promissory note, dated August 7, 2024 (the “Note” and the number of shares issuance upon conversion of the Note (the “Note Shares”)) and (ii) shares of common stock that were issued pursuant to the Purchase Agreement (the “Incentive Shares”).

No Note Shares have been issued to Lind and no Note Shares are currently outstanding. The number of Note Shares that may, at some future date, be issued to Lind upon conversion of the Note is subject to a number of conditions, as set forth in the Purchase Agreement and related documents, and cannot exceed the number of shares set forth in the Registration Statement. The Company believes that any Note Shares issued in connection with conversion of the Note will be substantially fewer than the maximum amount being registered in the Registration Statement but can provide no assurance that will be the case. If the issued $4.2 million full face value Note were to be converted by Lind at the premium price of $2.44, it would result in the issuance of approximately 1.7 million additional shares of common stock. For purposes of the Registration Statement, the Company has registered the maximum number of Note Shares and Incentive Shares, in the aggregate, that may be issued and resold by Lind in accordance with the regulatory requirements promulgated for such filings by the Securities and Exchange Commission.

This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934,as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRIDEX CORPORATION

	By:	/s/ David I. Bruce
David I. Bruce
Chief Executive Officer

Date: September 6, 2024